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                                                                    EXHIBIT 4.10

                                DECLARATION OF TRUST

     DECLARATION OF TRUST, dated as of June 30, 1998, between Unocal Corporation, a Delaware corporation, as Sponsor, The Bank of New York, a New York banking corporation, as trustee, The Bank of New York (Delaware), a Delaware banking corporation, as trustee, Darrell D. Chessum, Daniel A. Franchi and Richard L. Walton as Regular Trustees (collectively with the other trustees, the "Trustees"). The Sponsor and the Trustees hereby agree as follows:

     1. The trust created hereby (the "Trust") shall be known as "Unocal Capital Trust II", in which name the Trustees, or the Sponsor to the extent provided herein, may conduct the business of the Trust, make and execute contracts, and sue and be sued.

     2. The Sponsor hereby assigns, transfers, conveys and sets over to the Trustees the sum of $10. The Trustees hereby acknowledge receipt of such amount in trust from the Sponsor, which amount shall constitute the initial trust estate. The Trustees hereby declare that they will hold the trust estate in trust for the Sponsor. It is the intention of the parties hereto that the Trust created hereby constitute a business trust under Chapter 38 of Title 12 of the Delaware Code, 12 DEL. C. Section 3801 ET SEQ. (the "Business Trust Act"), and that this document constitute the governing instrument of the Trust. The Trustees are hereby authorized and directed to execute and file a certificate of trust with the Delaware Secretary of State in the form attached hereto. The Trust is hereby established by the Sponsor and the Trustees for the purposes of
(i) issuing preferred securities ("Trust Preferred Securities") representing undivided beneficial interests in the assets of the Trust in exchange for cash and investing the proceeds thereof in junior subordinated debentures of the Sponsor, (ii) issuing and selling common securities ("Trust Common Securities" and, together with the Trust Preferred Securities, "Trust Securities") representing undivided beneficial interests in the assets of the Trust to the Sponsor in exchange for cash and investing the proceeds thereof in additional junior subordinated debentures of the Sponsor and (iii) engaging in such other activities as are necessary, convenient or incidental thereto.

     3. The Sponsor and the Trustees will enter into an amended and restated Declaration of Trust, satisfactory to each such party and substantially in the form to be included as Exhibit 4.11 to the Registration Statement referred to below, to provide for the contemplated operation of the Trust created hereby and the issuance of the Trust Preferred Securities and Trust Common Securities referred to therein. Prior to the execution and delivery of such amended and restated Declaration of Trust, the Trustees shall not have any duty or obligation hereunder or with respect to the trust estate, except as otherwise required by applicable law or as may be necessary to obtain prior to such execution and delivery any licenses, consents or approvals required by applicable law or otherwise.

     4. The Sponsor and the Trustees hereby authorize and direct the Sponsor, in each


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case on behalf of the Trust as the sponsor of the Trust: (i) to prepare and file with the Securities and Exchange Commission (the "Commission"), in each case on behalf of the Trust, (a) a Registration Statement on Form S-3 and any pre-effective or post-effective amendments to such Registration Statement (the "Registration Statement"), relating to the registration under the Securities Act of 1933, as amended, of the Trust Preferred Securities of the Trust, and (b) a Registration Statement on Form 8-A or other form issued or permitted by the Commission, including all pre-effective and post-effective amendments thereto (the "1934 Act Registration Statement"), relating to the registration of the Trust Preferred Securities under the Securities Exchange Act of 1934, as amended, (ii) to prepare and file, in each case on behalf of the Trust, with the New York Stock Exchange, the American Stock Exchange or such other national securities exchange or the Nasdaq National Market as the Sponsor shall determine, a listing or other similar application and all other applications, statements, certificates, agreements and other instruments as shall be necessary or desirable to cause the Trust Preferred Securities to be listed or approved for quotation on the New York Stock Exchange, the American Stock Exchange or such other national securities exchange or the Nasdaq National Market; (iii) to prepare and file, in each case on behalf of the Trust, such applications, reports, surety bonds, irrevocable consents, appointments of attorneys for service of process and other papers, documents and agreements as shall be necessary or desirable to register the Trust Preferred Securities under the securities or "Blue Sky" laws of such jurisdictions as the Sponsor, on behalf of the Trust, may deem necessary or desirable; and (iv) to negotiate, on behalf of the Trust, the form of Underwriting Agreement among the Trust, the Sponsor, and the underwriters to be named in Schedule I thereto, substantially in the form to be included as Exhibit 1.4 to the Registration Statement. It is hereby acknowledged and agreed that in connection with any documents referred to in clauses (i)-(iv) above, (A) any Regular Trustee (or his attorneys-in-fact and agents as permitted herein or the Sponsor is authorized on behalf of the Trust to execute such documents on behalf of the Trust, provided that the Registration Statement shall be signed by all of the Regular Trustees, and (B) The Bank of New York and The Bank of New York (Delaware), in their capacities as Trustees of the Trust shall not be required to join in any such filing or execute on behalf of the Trust any such document unless required by the rules and regulations of the Commission, the New York Stock Exchange (or other national securities exchange or the Nasdaq National Market) or state securities or "Blue Sky" laws, and in such case only to the extent so required. In connection with all of the foregoing, each Regular Trustee, solely in his capacity as Trustee of the Trust, hereby constitutes and appoints Timothy H. Ling, Joe D. Cecil and Darrell D. Chessum, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such Regular Trustee or in such Regular Trustee's name, place and stead, in any and all capacities, to sign the Registration Statement and the 1934 Act Registration Statement and any and all amendments (including post-effective amendments) thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, or any of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such Regular Trustee might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, shall do or cause to be done by virtue hereof.

     5.   This Declaration of Trust may be executed in counterparts.


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     6.   The number of Trustees initially shall be five (5) and thereafter the number of Trustees shall be such number as shall be fixed from time to time by a written instrument signed by the Sponsor which may increase or decrease the number of Trustees; provided that to the extent required by the Business Trust Act, one Trustee shall either be a natural person who is a resident of the State of Delaware or, if not a natural person, an entity which has its principal place of business in the State of Delaware. Subject to the foregoing, the Sponsor is entitled to appoint or remove without cause any Trustee at any time. The Trustees may resign upon thirty days prior notice to the Sponsor.

     7. The Trust may terminate without issuing any Trust Preferred Securities and Trust Common Securities at the election of the Sponsor.


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     IN WITNESS WHEREOF, the parties hereto have caused this Declaration of
Trust to be duly executed as of the day and year first above written.

                                    UNOCAL CORPORATION, as Sponsor

                                    By:  /s/  D. D. Chessum
                                        -----------------------------------
                                      Name:  Darrell D. Chessum

                                      Title:  Treasurer


                                    /s/ D. D. Chessum
                                    -----------------------------------------
                                    Darrell D. Chessum, as Regular Trustee

                                    /s/  D. A. Franchi
                                    -----------------------------------------
                                    Daniel A. Franchi, as Regular Trustee

                                    /s/  R. L. Walton
                                    -----------------------------------------
                                    Richard L. Walton, as Regular Trustee

                                    THE BANK OF NEW YORK, as Trustee

                                    By:  /s/ Thomas B. Zakrzewski
                                         --------------------------------
                                      Name:  Thomas B. Zakrzewski

                                      Title:  Assistant Vice President

                                    THE BANK OF NEW YORK (DELAWARE)
                                    as Trustee

                                    By: /s/ Walter N. Gitlin
                                    -----------------------------------------
                                      Name: Walter N. Gitlin

                                      Title:  Authorized Signatory


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